Exhibit 10.102

AMENDMENT TO CHANGE IN CONTROL AGREEMENT

The Change in Control Agreement by and between Duke Energy Corporation, its subsidiaries and/or its affiliates (“Duke Energy”)                          and (the “Executive”) dated as of                          (the “Agreement”) is hereby amended effective as of                         .

1.	Section 1(T) of the Agreement is hereby amended and restated to read, in its entirety, as follows:

(T) ”Good Reason” for termination by the Executive of the Executive’s employment shall mean the occurrence (without the Executive’s express written consent which specifically references this Agreement) after any Change in Control of any one of the following acts by the Company, or failures by the Company to act, unless such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof: (i) a material reduction in the Executive’s annual base salary as in effect immediately prior to the Change in Control (exclusive of any across the board reduction similarly affecting all or substantially all similarly situated employees determined without regard to whether or not an otherwise similarly situated employee’s employment was with the Company prior to the Change in Control), (ii) a material reduction in the Executive’s target annual bonus as in effect immediately prior to the Change in Control (exclusive of any across the board reduction similarly affecting all or substantially all similarly situated employees determined without regard to whether or not an otherwise similarly situated employee’s employment was with the Company prior to the Change in Control), or (iii) a material diminution in the Executive’s positions (including status, offices, titles and reporting relationships), authority, duties or responsibilities from those in effect immediately before the Change in Control. The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

2.	The fifth sentence of Section 8 of the Agreement is hereby amended to read, in its entirety, as follows:

The Executive acknowledges that the obligations pertaining to the confidentiality and non-disclosure of Confidential Information shall remain in effect at all times after termination of employment, or until the Company or its Affiliates has released any such information into the public domain, in which case the

Executive’s obligation hereunder shall cease with respect only to such information so released into the public domain.

3.	Except as explicitly set forth herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Executive and Duke Energy have caused this Amendment to the Agreement to be executed as of the date first specified above.

DUKE ENERGY CORPORATION

By:

EXECUTIVE